Exhibit 99.1

Supplemental Guarantor Financial Information

In connection with the anticipated filing by Genpact Limited (the “Company”) of a Post-Effective Amendment to its Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of adding Genpact USA, Inc. (“Genpact USA”) as an issuer of debt securities and guarantees of debt securities, the Company is providing the below supplemental guarantor financial information. Upon the filing of the Post-Effective Amendment, each of Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”) and Genpact USA will be permitted to issue debt securities under the Registration Statement and each of the Company and Genpact USA will be permitted to issue guarantees of debt securities under the Registration Statement.

The following tables present summarized financial information for the Company, Genpact Luxembourg and Genpact USA (collectively, the “Debt Issuers and Guarantors”) on a combined basis after elimination of (i) intercompany transactions and balances among the Debt Issuers and Guarantors and (ii) equity in earnings from and investments in any subsidiary other than Genpact Luxembourg and Genpact USA (such subsidiaries, the “non-Guarantors”).

Summarized Statements of Income	Year ended December 31, 2019	Year ended December 31, 2020
	(dollars in millions)
Net revenues	$116.5	$206.5
Gross profit	116.5	206.5
Net income	67.7	762.7

Below is a summary of transactions with non-Guarantors included in the summarized statement of income above:

	Year ended December 31, 2019	Year ended December 31, 2020
	(dollars in millions)
Royalty income	$59.7	$69.5
Revenue from Services	56.9	137
Interest income (expense), net	68.3	46.7
Other cost, net	8.2	11.2
Gain on sale of intellectual property	0.0	650.0

Summarized Balance Sheets	As of December 31, 2019	As of December 31, 2020
	(dollars in millions)
Assets
Current assets	$1,564.6	$2,073.7
Non-current assets	915.8	711.7

Liabilities and equity
Current liabilities	$2,819.7	$3,491.9
Non-current liabilities	1,859.8	1,825.3

Below is a summary of the balances with non-Guarantors included in the summarized balance sheets above:

	As of December 31, 2019	As of December 31, 2020
	(dollars in millions)
Assets
Current assets
Accounts receivable, net	$141.7	$280.8
Loans receivable	1,188.2	1,324.5
Others	208.9	396.5

Non-current assets
Investment in debentures/bonds	$595.0	$501.2
Loans receivable	100.0	—
Others	89.5	64.2

Liabilities
Current liabilities
Loans payable	$2,048.4	$2,357.9
Others	641.5	823.4

Non-Current liabilities
Loans payable	$500.0	$500.0